                                                                   EXHIBIT 10.57


                             SUBORDINATION AGREEMENT

    This SUBORDINATION AGREEMENT (this "Agreement") is made on July 27, 2000, by and among ELTRAX SYSTEMS, INC., a Minnesota corporation ("Eltrax"), CEREUS TECHNOLOGY PARTNERS, INC., a Delaware corporation (the "Junior Creditor"), and the other parties signatory hereto (each, a "Senior Creditor" and collectively, the "Senior Creditors").

                                    RECITALS:

    The Senior Creditors and Eltrax are parties to a Convertible Debenture Purchase Agreement of even date herewith (the "Debenture Purchase Agreement"), pursuant to which the Senior Creditors will purchase from Eltrax up to $7,000,000 of Eltrax's 5.00% Convertible Debentures.

    Eltrax has entered into that certain Bridge Loan and Security Agreement dated as of June 14, 2000, as amended by Amendment No. 1 thereto dated as of June 23, 2000, with Junior Creditor (as so amended and at any time further amended, the "Subordinated Loan Agreement"). Pursuant to the Subordinated Loan Agreement, Eltrax has granted to Junior Creditor a security interest and lien upon all or substantially all of Eltrax's assets as security for the payment of Eltrax's obligations thereunder and under the other documents contemplated therein.

    A condition precedent to the Senior Creditor Obligations (as defined below) and the Senior Creditors' execution and delivery of the Debenture Purchase Agreement is the execution and delivery of this Agreement by the Senior Creditors, the Junior Creditor and Eltrax.

    The parties hereto desire to enter into this Agreement for the purposes set forth hereafter.

    NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and conditions herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto, intending to be bound hereby, agree as follows:

    1.   DEFINITIONS; RULES OF CONSTRUCTION.

         (a) Capitalized terms used in this Agreement, unless otherwise defined, shall have the meanings ascribed to them in the Credit Agreement. In addition to such other terms as are elsewhere defined herein, the following terms shall have the following meanings for the purposes of this Agreement:

              "Agent" shall mean PNC Bank, National Association, a national banking association, in its capacity as collateral and administrative agent for each of the lenders now or hereafter parties to the PNC Credit Agreement.

              "Bankruptcy Case" shall mean any case hereafter commenced by or against Eltrax under any chapter of the Bankruptcy Code.

              "Bankruptcy Code" shall mean title 11 of the United States Code.

              "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks are authorized or required to be closed under the laws of the State of Georgia.

              "Collateral" shall mean any property of Eltrax at any time subject to a Lien in favor of the Junior Creditors, including all property included in the definition of "Collateral" in any of the Junior Creditor Documents, whether any of such property is acquired prior to, during the pendency of or after any Bankruptcy Case or other reorganization, receivership or insolvency proceeding against Eltrax.

              "Enforcement Action" shall mean and include any remedy available to the Senior Creditors under any of the Senior Creditor Documents or applicable law to enforce collection of any of the Senior Creditor Obligations following the occurrence of any Event of Default, and any remedy available to Junior Creditor under any of the Junior Creditor Documents or applicable law to enforce collection of any the Junior Creditor Obligations or to repossess or otherwise realize upon any of the Collateral following the occurrence of any Event of Default, including, in each case, (a) the commencement of any action, suit or other proceeding against Eltrax to enforce payment of any of the Senior Creditor Obligations or Junior Creditor Obligations; and (b) any involuntary petition for relief against Eltrax under the Bankruptcy Code or other petition or suit for the appointment of a receiver or other custodian for Eltrax or any of Eltrax's assets.

              "Event of Default" shall mean an event or condition that constitutes a default or an event of default under the Senior Credit Documents or the Junior Creditor Documents.

              "Junior Creditor Documents" shall mean and include the Subordinated Loan Agreement and all other instruments or agreements now or hereafter evidencing or securing the payment of the whole or any part of any obligation of Eltrax to the Junior Creditor.

              "Junior Creditor Obligations" shall mean and include all liabilities and obligations of Eltrax to Junior Creditor under the Junior Creditor Documents, whether now or hereafter created, incurred or arising, and however made or incurred, and whether direct or indirect, absolute or contingent, due or to become due, joint or several, or secured or unsecured, including (i) all principal and interest (whether cash or pay in kind), (ii) all fees, charges, expenses, attorneys' fees, commitment or other fees, indemnity amounts, collection costs and other amounts owing by Eltrax to Junior Creditor under any of the Junior Creditor Documents or otherwise and (iii) any debt otherwise payable to Junior Creditor as a result of a conversion of interest to warrants, options, stock or other equity.


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


              "Lien" shall mean any interest in property securing an obligation owed to, or a claim by, a Person, whether such interest is based on common law, statute, contract, judgment or court order. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property.

              "Person" shall mean any natural person, sole proprietorship, corporation, partnership, limited liability company, joint venture, business trust, other business entity, or any governmental unit, agency, bureau or political subdivision.

              "Plan" shall mean a plan proposed in any Bankruptcy Case for the reorganization or rehabilitation of Eltrax, a composition or extension of any of Eltrax's debts or a liquidation in whole or in part of Eltrax's assets.

              "PNC Credit Agreement" shall mean that certain Revolving Credit and Security Agreement among Eltrax, Agent and the lenders from time to time party thereto dated March 14, 2000, as at any time amended.

              "Reorganization Securities" shall mean and include (a) shares of common stock (or other equity securities) of Eltrax and (b) debt securities of Eltrax, the payment of which is subordinated to the full and final payment of all Senior Creditor Obligations at the time outstanding and to the payment of all debt securities issued in exchange therefor to any Senior Creditor, which shares or other equity or debt securities have been provided for by a Plan that has been approved by final order of a court and that has been accepted by the Senior Creditors.

              "Senior Creditor Documents" shall mean and include the Debenture Purchase Agreement and all other instruments or agreements now or hereafter evidencing the payment of the whole or any part of the Senior Creditor Obligations.

              "Senior Creditor Obligations" shall mean and include all liabilities and obligations of Eltrax to the Senior Creditors, whether now or hereafter created, incurred or arising, and whether direct or indirect, absolute or contingent, primary or secondary, due or to become due, or joint or several, including (i) all proceeds paid by the Senior Creditors under or with respect to any of the Senior Creditor Documents, (ii) any and all loans made or other credit extended by any Senior Creditor to Eltrax during the pendency of any Bankruptcy Case,
         (iii) all interest at any time accrued with respect to any of the foregoing (including any interest that accrues during the pendency of any Bankruptcy Case, whether or not any Senior Creditor is authorized under the Bankruptcy Code to collect such interest from Eltrax), and
         (iv) all expenses incurred by any Senior Creditor in enforcing this Agreement which Eltrax is now or hereafter becomes liable to pay to any Senior Creditor under any agreement or by applicable law.

         (b) All references to any instrument or agreement, including any of the Junior Creditor Documents or the Senior Creditor Documents, shall mean and include all amendments and modifications thereto and renewals, restatements and replacements thereof; all references to


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any statute shall mean and include all amendments thereto and all regulations issued pursuant thereto; and the words "including" and "include" shall mean "including, without limitation" and "including, without limitation."

    2. ACKNOWLEDGEMENT OF LIEN. The Senior Creditors hereby acknowledge Eltrax's grant of Liens in the Collateral to Junior Creditor as security for the Junior Creditor Obligations and agree that the existence of any such Liens (other than any Lien that may hereafter arise from any judgment obtained against Eltrax) shall not constitute an Event of Default under any of the Senior Creditor Documents.

    3.   DEBT SUBORDINATION/PERMITTED PAYMENTS.

         (a) Subject to the provisions of paragraph 3(c) hereof relating to payments on the Junior Creditor Obligations that are permitted to be made to the extent and under the circumstances set forth in paragraph 3(c), Junior Creditor hereby postpones and subordinates all of the Junior Creditor Obligations to the full and final payment and discharge of all of the Senior Creditor Obligations.

         (b) In the event of any distribution (other than a distribution of Reorganization Securities), division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of Eltrax or the proceeds thereof to Junior Creditor or upon any indebtedness of Eltrax, by reason of the liquidation, dissolution or other winding up of Eltrax or Eltrax's business, or in the event of any sale, receivership, insolvency or bankruptcy proceeding, or assignment for the benefit of creditor, or any proceeding by or against Eltrax for any relief under the Bankruptcy Code or other insolvency law relating to the relief of debtors, readjustment of indebtedness, reorganization, compositions or extensions, then and in any such event any payment or distribution of any kind or character, whether in cash, securities or other property (excluding Reorganization Securities), which shall be payable or deliverable upon or with respect to any of the Junior Creditor Obligations shall be paid or delivered directly to (i) the Agent for itself and for the benefit of the other lenders party to the PNC Credit Agreement; and (ii) upon the satisfaction of all amounts owed to the Agent and the other lenders party to the PNC Credit Agreement, to the Senior Creditors for application to the Senior Creditor Obligations (whether or not the same is then due) until all of the Senior Creditor Obligations have been fully paid and discharged. Eltrax's and Junior Creditor's books shall be marked to evidence the subordination of all of the Junior Creditor Obligations to the Senior Creditor Obligations. The Senior Creditors are authorized to examine such books from time to time and to make any notations required by this Agreement. The provisions of this paragraph 3 shall remain effective and binding upon Junior Creditor, to the full extent of the Senior Creditor Obligations, even if any of the Senior Creditor Obligations is avoided, equitably subordinated or nullified in any Bankruptcy Case of Eltrax.

         (c) For so long as no Event of Default exists under any of the Senior Creditor Documents or would exist as a result of any payment on account of the Subordinated Note and except as otherwise provided in paragraph 3(b) hereof, Eltrax may pay to Junior Creditor, and Junior Creditor may accept and retain, any regularly scheduled installments of interest due and owing to Junior Creditor from Eltrax under the Subordinated Loan Agreement and Subordinated



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


Note in accordance with their present tenor, but without prepayment, whether mandatory or optional, or payment upon acceleration. If an Event of Default under any of the Senior Creditor Documents exists or would result from the making of any payment under the Subordinated Loan Agreement or the Subordinated Note, Eltrax shall not be permitted to make, and Junior Creditor shall not be entitled to accept or retain, any payments on the Subordinated Note.

    4. WARRANTIES AND REPRESENTATIONS OF ELTRAX AND JUNIOR CREDITOR. Eltrax and Junior Creditor each hereby represents and warrants (severally and not jointly) that: (a) it has not relied nor will it rely on any representation or information of any nature made by or received from the Senior Creditors relative to Eltrax in deciding to execute this Agreement; (b) no part of the Junior Creditor Obligations is currently evidenced by any instrument or writing except the Subordinated Loan Agreement and the other documents contemplated therein;
(c) Junior Creditor is the lawful owner of the Junior Creditor Obligations; (d) Junior Creditor has not heretofore assigned or transferred any of the Junior Creditor Obligations; and (e) except for Junior Creditor's subordination to the security interest and right to payment of the Agent and the other lenders party to the PNC Credit Agreement, Junior Creditor has not heretofore given any subordination in respect of the Junior Creditor Obligations.

    5. NEGATIVE COVENANTS. For so long as this Agreement is in effect: (a) Eltrax shall not, directly or indirectly, make any payment (other than a payment permitted by paragraph 3 hereof) on account of the Junior Creditor Obligations;
(b) Junior Creditor shall not demand, collect or accept from Eltrax or any other Person any payment (other than a payment permitted by paragraph 3 hereof) on account of the Junior Creditor Obligations or any part thereof, or accelerate the maturity of any of the Junior Creditor Obligations or realize upon or enforce any security heretofore granted by any Person as collateral for any of the Junior Creditor Obligations; (c) Junior Creditor shall not exchange, set off, release, convert to equity or otherwise discharge any part of the Junior Creditor Obligations, except as contemplated by the Junior Creditor Documents as in existence on the date hereof; (d) Junior Creditor shall not hereafter give any subordination in respect of the Junior Creditor Obligations or transfer or assign any of the Junior Creditor Obligations to any Person other than the Agent for itself and for the benefit of the other lenders party to the PNC Credit Agreement or the Senior Creditors unless the transferee or assignee thereof first agrees in writing with the Senior Creditors to be bound by the terms of this Agreement; (e) Eltrax and Junior Creditor shall not amend, alter or modify any provision of the Subordinated Loan Agreement or the other documents contemplated therein without the prior written consent of the Senior Creditors (other than to reduce the rate of interest or extend the time for payment); (f) Junior Creditor shall not commence or join with any other creditor of Eltrax in commencing any Bankruptcy Case or other reorganization, receivership or insolvency proceeding against Eltrax; and (g) neither Eltrax nor Junior Creditor otherwise shall take or permit any action prejudicial to or inconsistent with the Senior Creditors' priority position over Junior Creditor that is created by this Agreement.

    6. RECEIPT OF MONIES BY JUNIOR CREDITOR. Junior Creditor agrees that should it receive at any time prior to payment in full of all Senior Creditor Obligations any payment, distribution or security (other than Reorganization Securities) from Eltrax in violation of this Agreement or any money from the sale, liquidation, casualty or other disposition of, or as a result of Junior Creditor's Lien in any of the Collateral, it will (unless otherwise restricted by law) hold


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


the same in trust for (a) the Agent for itself and for the benefit of the other lenders party to the PNC Credit Agreement; and (b) upon the satisfaction of all amounts owed to the Agent and the other lenders party to the PNC Credit Agreement, to the Senior Creditors and promptly pay over the same to the Senior Creditors for application to the Senior Creditor Obligations (unless otherwise restricted by law or by any order issued by a court in the proper exercise of its jurisdiction).

    7. SUBROGATION. Provided that the Senior Creditor Obligations have been indefeasibly paid and discharged and the Senior Creditor Documents have been terminated, Junior Creditor shall be subrogated (without any representation by or recourse to any Senior Creditor) to the rights of the Senior Creditors to receive payments or distributions of cash, property or securities payable or distributable on account of the Senior Creditor Obligations, to the extent of all payments and distributions paid over to or for the benefit of the Senior Creditors pursuant to this Agreement on account of the Junior Creditor Obligations. In no event, however, shall Junior Creditor have any rights or claims against the Senior Creditors for any alleged impairment of Junior Creditor's subrogation rights, Junior Creditor acknowledging that any actions taken by the Senior Creditors with respect to the Senior Creditor Obligations are authorized and consented to by Junior Creditor.

    8. NOTICES. All notices, requests and demands to or upon a party hereto shall be in writing and shall be delivered by hand, sent by certified or registered mail, return receipt requested or by telecopier and shall be deemed to have been validly served, given or delivered when delivered against receipt or three (3) Business Days after deposit in the mail, postage prepaid, or, in the case of telecopy notice, when received at the office of the noticed party, in each case addressed as follows:

    (A)  If to a Senior Creditor:    To the address set forth next to such
                                     Senior Creditor's name on the signature
                                     page hereto.

         with a copy to:             Morse Zelnick Rose & Lander LLP
                                     450 Park Avenue, Suite 902
                                     New York, New York 10022
                                     Attention: Kenneth S. Rose, Esq.
                                     Telecopier No.: (212) 838-9190

    (B)  If to Junior Creditor:      Cereus Technology Partners, Inc.
                                     1000 Abernathy Road
                                     Suite 1000
                                     Atlanta, Georgia 30328
                                     Attention: Chief Executive Officer
                                     Telecopier No.: (770) 668-9095


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         with a copy to:             Rogers & Hardin LLP
                                     229 Peachtree Street
                                     2700 International Tower
                                     Atlanta, Georgia 30303
                                     Attention: Steven E. Fox, Esq.
                                     Telecopier No.: (404) 525-2224

    (C)  If to Eltrax:               Eltrax Systems, Inc.
                                     900 Circle 75 Parkway,
                                     Suite 1700
                                     Atlanta, Georgia 30339
                                     Attention: Chief Financial Officer
                                     Telecopier: (770) 284-2613

         with a copy to:             Jaffe, Raitt, Heuer & Weiss, P.C.
                                     One Woodward Avenue, Suite 2400
                                     Detroit, Michigan 48226
                                     Attention: William E. Sider,
                                     Esq. Telecopier: (313) 961-8358

or to such other address as each party may designate for itself by like notice given in accordance with this paragraph. Any written notice that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice is actually received by the noticed party.

    9. AUTHORITY. Each of the Senior Creditors hereby represents and warrants to Junior Creditor and Eltrax that such Senior Creditor has the right power and authority to execute this Agreement and that upon the execution of this Agreement by such Senior Creditor, such Senior Creditor will be bound by the terms hereof. Junior Creditor hereby represents and warrants to the Senior Creditors that Junior Creditor has the right power and authority to execute this Agreement and that upon the execution of this Agreement by Junior Creditor, Junior Creditor will be bound by the terms hereof.

    10. SPECIFIC ENFORCEMENT. If Junior Creditor fails to comply with any provision of this Agreement that is applicable to it, the Senior Creditors may demand specific performance of this Agreement and may exercise any other remedy available at law or equity.

    11. INDEPENDENT CREDIT INVESTIGATIONS. None of the parties hereto nor any of their respective directors, officers, agents, employees, successors or assigns shall be responsible to the others or to any other Person for Eltrax's solvency, financial condition or ability to repay any of the Junior Creditor Obligations or any of the Senior Creditor Obligations, or for statements of Eltrax, oral or written, or for the validity, sufficiency or enforceability of any of the Junior Creditor Documents or any of the Senior Creditor Documents, or the validity or priority of any Liens granted by Eltrax to Junior Creditor in connection with any of the Junior Creditor Documents. Each party hereto has entered into its agreements with Eltrax based upon its own independent investigation, and makes no warranty or representation to the other party nor does it


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rely upon any representation of the other party with respect to matters identified or referred to in this paragraph.

    12. NO ADDITIONAL RIGHTS OF ELTRAX HEREUNDER. Nothing herein shall be construed to confer additional rights upon Eltrax. Without limiting the generality of the foregoing, if any party hereto shall enforce its rights or remedies in violation of this Agreement, Eltrax shall not be authorized to use such violation as a defense to any right or remedy exercised by such party, nor assert such violation as a counterclaim or basis of setoff or recoupment against such party, unless the other party hereto consents in writing and itself asserts that the exercise of right or remedy is in violation of this Agreement.

    13. TERM OF AGREEMENT. This Agreement shall continue in full force and effect and shall be irrevocable by any party hereto until the earliest to occur of the following: (i) the parties hereto in writing mutually agree to terminate this Agreement; (ii) the Junior Creditor Obligations are fully paid and discharged and the Junior Creditor Documents are terminated; or (iii) the Senior Creditor Obligations are fully paid and discharged and the Senior Creditor Documents are terminated.

    14. GOVERNING LAW. This Agreement shall be interpreted, and the rights and obligations of the parties hereto determined, in accordance with the internal laws of the State of Georgia.

    15. NO THIRD PARTY BENEFICIARIES. Nothing contained in this Agreement shall be deemed to indicate that this Agreement has been entered into for the benefit of any Person other than the parties hereto.

    16. CONFLICT WITH DOCUMENTS. The provisions of this Agreement are intended by the parties to control any conflicting provisions in the Senior Creditor Documents or the Junior Creditor Documents, including any covenants prohibiting further borrowing.

    17. COUNTERPARTS; TELECOPIED SIGNATURES. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

    18. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Any Person(s) whose loans or advances to Eltrax hereafter are used to refinance and pay in full the Senior Creditor Obligations shall be deemed for all purposes hereof to be the successor to the Senior Creditors, and from and after the date of any such refinancing in satisfaction in full of the Senior Creditor Obligations such Person(s) shall be deemed a party hereto in the place and stead of the Senior Creditors as if such Person(s) had been the original signatories hereto, and all loans, advances, liabilities, debit balances, covenants and duties at any time or times owed by Eltrax to such successor to the Senior Creditors, whether direct or indirect, absolute or contingent, secured or unsecured, due or to become due, then existing or thereafter arising, including any renewals,



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extensions, modifications, or replacements of any of the foregoing, shall be deemed for all purposes hereunder to constitute and be Senior Creditor Obligations.

    19. FURTHER ASSURANCES. Each of the parties hereto agrees to execute such amendments to financing statements and other documents as may be necessary to reflect of record the existence of this Agreement and the relative priorities established hereunder.

    20. SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

    21. ENTIRE AGREEMENT; AMENDMENTS. This Agreement expresses the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior understandings and agreements of the parties regarding the same subject matter. This Agreement may not be amended or modified except by a writing signed by the parties hereto.

    22. JURY TRIAL WAIVER. To the fullest extent permitted by applicable law, each party hereto hereby waives all rights to a trial by jury in connection with any action, suit or other proceeding arising out of or related to this Agreement.

                             [Signatures Next Page]



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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed and delivered by its duly authorized officer, all as of the day and year first above written.


                                               JUNIOR CREDITOR:


                                               CEREUS TECHNOLOGY PARTNERS, INC.
Attest:

/s/ Juliet M. Reising                          By: /s/ Steven A. Odom
----------------------------------------          ---------------------------------------------
    Juliet M. Reising      , Secretary            Name:  Steven A. Odom
  -------------------------                            ----------------------------------------
                                                  Title: CEO
                                                         --------------------------------------

                                                            [CORPORATE SEAL]


                                               ELTRAX:


                                               ELTRAX SYSTEMS, INC.
Attest:

/s/ William A. Fielder III                     By: /s/ William A. Fielder III
----------------------------------------          ---------------------------------------------
    William A. Fielder III , Secretary            Name:  William A. Fielder III
  -------------------------                            ----------------------------------------
                                                  Title: CFO
                                                        ---------------------------------------

                                                            [CORPORATE SEAL]


                                               SENIOR CREDITORS:


ADDRESS:                                       STRONG RIVER INVESTMENTS, INC.
c/o Icaza, Gonzalez-Ruiz & Aleman (BVI) Ltd.
Vanterpool Plaza, 2nd Floor
Wickhams Cay I                                 By: /s/ Kenneth L. Henderson, attorney in fact
Roadtown, Tortola, BVI                            --------------------------------------------
                                                  Name:
                                                       ---------------------------------------
                                                  Title:
                                                        --------------------------------------


ADDRESS:                                       BAY HARBOR INVESTMENTS, INC.
c/o Icaza, Gonzalez-Ruiz & Aleman (BVI) Ltd.
Vanterpool Plaza, 2nd Floor
Wickhams Cay I                                 By: /s/ Kenneth L. Henderson, attorney in fact
Roadtown, Tortola, BVI                            --------------------------------------------
                                                  Name:
                                                       ---------------------------------------
                                                  Title:
                                                        --------------------------------------



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